Exhibit 10.1

5-Year Vesting

UNIVERSAL CORPORATION

Restricted Stock Units Award Agreement

THIS RESTRICTED STOCK UNITS AWARD AGREEMENT, dated as of this ______ day of _____________, 20__, between Universal Corporation, a Virginia corporation (“the Company”) and _____________________ (the “Participant”), is made pursuant and subject to the provisions of the Company’s 2002 Executive Stock Plan, as amended, and any future amendments thereto (the “Plan”).  The Plan, as it may be amended from time to time, is incorporated herein by reference. All terms used herein that are defined in the Plan shall have the same meanings given them in the Plan.

 1.

Award of Restricted Stock Units.  Pursuant to the Plan, the Company on _________, 20__ (the “Award Date”) granted to Participant ______ shares of Phantom Stock of the Company subject to the terms and conditions of the Plan and subject further to the restrictions, terms and conditions herein set forth (the “Restricted Stock Units”).

 2.

Terms and Conditions.  The award of Restricted Stock Units hereunder is subject to the following terms and conditions:

(a)

Vesting.  Except as provided in paragraph 3, this award of Restricted Stock Units shall become transferable and nonforfeitable (“Vested”) on the fifth anniversary of the Award Date (the “Vesting Date”).

(b)

Payment.  Payment for Participant’s Restricted Stock Units (“Payment”) shall be made at the time the Restricted Stock Unit becomes Vested; provided, however, if the Participant is a “covered employee” (within the meaning of Code Section 162(m)) as of the Vesting Date, payment shall be made upon termination of Participant’s employment with the Company or on the date that is six months following the date Participant’s employment with the Company terminates if Participant is a “key employee” within the meaning of Code Section 409A(a)(2)(B)(i) on such date.  The Company may delay Payment to Participant as reasonably necessary to determine if Participant is a covered employee on the Vesting Date.  The Company shall issue one share of Common Stock to the Participant for each Restricted Stock Unit.

(c)

Dividend Equivalent Rights.  Restricted Stock Units do not provide the Participant with the rights of a shareholder of Common Stock.  However, the Participant shall accumulate dividend equivalent rights on all Restricted Stock Units in an amount equal to the dividends paid with respect to a share of Common Stock on each date prior to Payment that a dividend is paid on the Company’s Common Stock.  The dividend equivalent rights shall be converted into additional Restricted Stock Units based on the Fair Market Value of a share of Common Stock on the date the dividend is paid and shall accumulate and be paid in additional shares of Common Stock when Payment for the corresponding Restricted Stock Units is made.

(d)

Tax Withholding.   The Company has the right to withhold from Payment shares having an aggregate Fair Market Value equal to the amount of taxes required to be withheld or otherwise deducted and paid with respect to such issuance.

5-Year Vesting

3.

Death, Disability or Retirement.  The Restricted Stock Units not yet Vested shall become Vested in the event that Participant dies, becomes Disabled while employed by the Company or an Affiliate or Retires.

4.

Forfeiture.  All Restricted Stock Units that are not then Vested shall be forfeited if Participant’s employment with the Company or an Affiliate terminates except by reason of Participant’s death, Retirement or Disability.

5.

Retirement.

Retirement means, for purposes of this Agreement, early, normal or late retirement under the terms of a qualified defined benefit retirement plan maintained by the Company or an Affiliate and in which the Participant is a member or for any reason approved by the Committee in its absolute discretion.

6.

Change of Control.

Notwithstanding any other provision of this Agreement to the contrary, all unvested Restricted Stock Units not previously forfeited shall become Vested and shall be immediately paid, subject to Section 2(b) hereof, in the event of a Change of Control.

7.

Change in Capital Structure.  The number of Restricted Stock Units covered by this Agreement shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split-up or any other increase or decrease in the number of such shares effected without receipt of cash or property or labor or services by the Company.  A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause these Restricted Stock Units to terminate and be immediately paid.

In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

The award of these Restricted Stock Units pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

8.

Fractional Shares.  Fractional shares of Common Stock shall not be issuable hereunder upon Payment, and when any provision hereof may entitle the Participant to a fractional share, such fraction shall be disregarded.

9.

No Right to Continued Employment.  This Agreement does not confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate Participant’s employment at any time.

5-Year Vesting

10.

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia.

11.

Conflicts.  In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

12.

Participant Bound by Plan.  Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

13.

Binding Effect.  Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

UNIVERSAL CORPORATION

By:  _______________________

PARTICIPANT

___________________________

Name

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